UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2010
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5
San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On June 9, 2010, Cadence Design Systems, Inc. (“Cadence”) issued a press release announcing that it proposes to offer, subject to market and other conditions, $300 million principal amount of cash convertible senior notes due 2015 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended. Cadence intends to grant the initial purchasers of the Notes an option to purchase up to an additional $50 million principal amount of the Notes to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated herein by reference.
In connection with the proposed offering, the Board of Directors of Cadence has authorized the repurchase of up to $40 million of Cadence common stock, subject to the pricing of the proposed offering of the Notes.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.01	Press Release issued by Cadence Design Systems, Inc. on June 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 9, 2010

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Kevin S. Palatnik
Kevin S. Palatnik
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release issued by Cadence Design Systems, Inc. on June 9, 2010.